CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the use of our reports dated May 21, 2010 with respect to Dreyfus Alpha Growth Fund and April 19, 2011 with respect to Dreyfus Research Growth Fund, Inc. which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Research Growth Fund, Inc.

/s/ ERNST & YOUNG LLP

New York, New York
April 19, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the use of our reports dated May 21, 2010 with respect to Dreyfus Research Core Fund (formerly, Dreyfus S&P STARS Fund) and April 19, 2011 with respect to Dreyfus Research Growth Fund, Inc. which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Research Growth Fund, Inc.

/s/ ERNST & YOUNG LLP

New York, New York
April 19, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the use of our report dated April 19, 2011 with respect to Dreyfus Research Growth Fund, Inc. which is incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Research Growth Fund, Inc.

/s/ ERNST & YOUNG LLP

New York, New York
April 19, 2011